UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2011

Post Properties, Inc.

Post Apartment Homes, L.P.

(Exact name of registrant as specified in its charter)

Georgia

Georgia

(State or other jurisdiction of incorporation)

1-12080

0-28226

(Commission File Number)

58-1550675

58-2053632

(IRS Employer Identification Number)

4401 Northside Parkway, Suite 800, Atlanta, Georgia 30327

(Address of principal executive offices)

Registrant’s telephone number, including area code (404) 846-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On December 22, 2011, certain wholly-owned subsidiaries (the “Borrowers”) of Post Apartment Homes, L.P. (the “Operating Partnership”) prepaid the aggregate outstanding principal amount of approximately $184.7 million on six multi-family fixed rate notes (the “Notes”), each with the Federal Home Loan Mortgage Corporation loan program as lender. The Notes were secured by mortgages on the Post Parkside™ community, located in Atlanta, GA, the Post Gateway Place™ community, located in Charlotte, NC, the Post Legacy community, located in the Dallas, TX metropolitan area, the Post Worthington® community, located in Dallas, TX, the Post Ballantyne community, located in Charlotte, NC and the Post Spring™ community, located in the Atlanta, GA metropolitan area. The Notes required fixed interest-only payments at 6.09% and would have matured on November 1, 2014. The Notes contained representations, affirmative and negative covenants, events of default and remedies typical for these types of facilities. The mortgages securing the Notes were all subject to a Master Cross-Collateralization Agreement containing cross-default and cross-collateralization provisions. The Notes and the mortgages related thereto were each terminated in connection with the prepayment.

The Borrowers also paid prepayment premiums of an aggregate of $6.2 million in connection with the prepayment of the Notes.

The Operating Partnership used $135 million of borrowings under its existing $300 million unsecured revolving line of credit and available cash to finance the prepayment of the Notes and the payment of the related prepayment premiums. Such line of credit borrowings will bear interest at a rate of LIBOR plus 2.30%. The Operating Partnership intends to refinance the amounts drawn under its revolving credit facility with an unsecured long-term bank financing during the first quarter of 2012.

Item 8.01.	Other Events.

On December 22, 2011, Post Properties, Inc. issued a press release announcing the prepayment of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated December 22, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2011

POST PROPERTIES, INC.

By:	/s/ David P. Stockert
David P. Stockert
President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2011

POST APARTMENT HOMES, L.P.

By:	POST GP HOLDINGS, INC., as General Partner

	By:	/s/ David P. Stockert
David P. Stockert
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated December 22, 2011.

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